UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF ORIGINAL REPORT (DATE OF EARLIEST EVENT REPORTED): July 13, 2016

DATE OF FIRST AMENDMENT: July 28, 2016

DATE OF SECOND AMENDMENT: August 5, 2016

DATE OF THIRD AMENDMENT: August 18, 2016

DATE OF FOURTH AMENDMENT: October 7, 2016

DATE OF FIFTH AMENDMENT: April 12, 2017

 American Housing Income Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive, Building 5, Phoenix, Arizona 85085

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

American Housing Income Trust, Inc. (the “Company”) files its Fifth Amendment to the July 13, 2016 Current Report filed on Form 8-K to include amended terms of the Limited Liability Partnership Agreement of AHIT Norther NM Properties, LLP, which may affect the terms of the Master UPREIT Formation Agreement. The remainder of the Current Report is unchanged.

For select financial information regarding this transaction, refer to the Fourth Amendment, filed October 7, 2016.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement

AHIT Northern NM Properties, LLP

On July 13, 2016, American Housing Income Trust, Inc. (the “Company”), and Northern New Mexico Properties, LLC, a New Mexico limited liability company (“NM”) entered into a Master UPREIT Formation Agreement (the “UPREIT Agreement”). Pursuant to the terms and conditions of the UPREIT Agreement, at closing, which is anticipated to occur within the following two weeks, subject to modification or extension by the parties, the parties are to organize and operate an umbrella limited liability partnership organized in Maryland called “AHIT Northern NM Properties, LLP" (“AHIT Northern”). In anticipation of the Master UPREIT Agreement, the Company had organized AHIT Northern in Maryland on June 22, 2016. NM’s member, Les Gutierrez, is a recently appointed director on the Company’s Board of Directors.

The Company is the General Partner of AHIT Northern pursuant to the UPREIT Agreement, Contribution Agreements and all related documents, including but not limited to the UPREIT Partnership Agreement (collectively, the "AHIT Northern Agreements."). Pursuant to the AHIT Northern Agreements, in consideration for the conveyance of the seven single family residences, with an agreed upon net asset valuation of $1,126,381, to AHIT Northern, which were acquired by AHIT Northern “subject to” existing mortgages, AHIT Northern issued limited partnership interests (collectively, the “Limited Partnership Interests” or singularly a “Limited Partnership Interest”) to NM (500,614) and the Company (5,006).

The Company and NM entered into the AHIT Northern Agreements contemplating, amongst other things that AHIT Northern would be operated to reduce risk and increase diversification of real estate holdings, and to seize an opportunity for AHIT Northern NM Properties, LLC for estate and tax planning purposes through an exchange under Section 721 of the Internal Revenue Code (defined in the AHIT Northern Agreements as the “Intended Tax Treatment”). More specifically, commencing on July 13, 2017, the Limited Partnership Interests held by NM shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into the number of fully paid and nonassessable shares of common stock in the Company on a 1:1 basis. AHIT Northern may require any holder of a Limited Partnership Interest to convert each of his, her or its Limited Partnership Interest into the number of fully paid and nonassessable shares of common stock in the Company after July 13, 2017. The Company has consented to waiving similar conversion rights.

The closing of this transaction took place on August 2, 2016. The reader is directed to the exhibits herein for specific details associated with the transaction.

On April 6, 2017, the Company and NM entered into the First Amendment to Limited Liability Partnership Agreement of AHIT Northern NM Properties, LLP (the “First Amendment”). Pursuant to the First Amendment, NM is provided with an option to purchase from the Company the Company’s one percent (1%) Limited Partnership Interest (5,006 units) of AHIT Northern for $35,000. This option commences on July 14, 2017, and continues indefinitely thereafter. For more information, the reader is directed to the Amended Agreement, which is attached hereto as an exhibit.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Board of Directors Appointment – Les Gutierrez

On July 15, 2016, the Board of Directors appointed Les F. Gutierrez to serve as a Director. Mr. Gutierrez brings over 28 years’ experience in real estate and telecom projects with a wide range of experience in systems, operations, accounting, budgeting, marketing and finance.

With respect to his real estate background, Mr. Gutierrez has experience in site acquisition, property acquisitions and zoning. Mr. Gutierrez is currently a Senior Site Acquisition Manager with a top 20 Engineering and Design Firm in the US, based in Albuquerque, New Mexico.

Mr. Gutierrez is a member of NM Properties, LLC, a New Mexico limited liability company and limited partner in AHIT Northern NM Properties, LLP, a Maryland limited liability partnership and umbrella partnership real estate investment trust of the Company. In consideration for his services to the Board of Directors, Mr. Gutierrez has been issued 10,000 shares of restricted common stock in the Company, and the terms and conditions of his appointment are governed by the Board Director Agreement dated July 15, 2016 (enclosed herein).

Board of Directors Appointment – James Stevens

On July 21, 2016, the Board of Directors appointed James Stevens to serve as Director. Mr. Stevens has a vast knowledge of real estate, and a background in accounting and finance. He started out as a CPA in New York in 1985, and quickly rose to become an auditor for Esselte/Pendaflex, then Controller for Nielsen & Bainbridge in Gainesboro, Tennessee for 18 years. Mr. Stevens is a real estate broker, certified property manager, and retired builder.  He started investing in real estate in 1987.  He currently owns and manages 972 units, primarily located in middle Tennessee, with a current value of $40 million, and manages approximately 300 units for other owners.

In consideration for his services to the Board of Directors, Mr. Stevens has been issued 10,000 shares of restricted common stock in the Company, and the terms and conditions of his appointment are governed by the Board Director Agreement dated July 21, 2016 (enclosed herein).

Appointment of Vice President – Jack Combs

On July 15, 2016, the Company’s Chief Executive Officer, Jeff Howard, executed the Employment Agreement of Jack Combs (effective as of April 16, 2017). Mr. Combs shall serve as Vice President of the Company up to April 16, 2017, unless otherwise extended by the Board of Directors. Mr. Combs has been active in the Scottsdale, Arizona real estate market since 1992 from sales and marketing, to property management. Mr. Combs is a United States Air Force veteran serving between 1962 and 1966. He is a graduate of California State University-Fullerton with a Bachelors of Arts in 1971. He received his Masters in Business Administration from the University of Southern California in 1976.

As consideration for his services as Vice President, Mr. Combs has been issued 25,000 shares of common stock in the Company. Furthermore, the Company paid Mr. Combs a signing bonus of $30,000. The Company has agreed to pay Mr. Combs additional monetary compensation based on the amount and level of services provided on a bi-weekly basis. The balance of his terms of employment are set forth in the Employment Agreement dated April 16, 2017 (enclosed herein).

Resignation of Monica Andreas as Secretary and Appointment of Christ Andersen

On or about July 1, 2016, Monica Andreas resigned as Secretary for the Company. The Company, in turn, hired Christ Andersen to fill the vacancy. Ms. Andersen has over fifteen years’ experience in real estate administration.  She started her career in 1997 with a small internet service provider as the office and accounts manager in Albany, Oregon. She moved to Arizona in 1999 where she worked in property management for several years. In 2010, Ms. Andersen joined Performance Realty Management, LLC as the Executive Secretary, and oversaw the day-to-day functions of the office for two years. She elected to further purse her interests in real estate and served as a Listing/Transaction Coordinator for Long Realty until 2016, when she joined the Company. Ms. Andersen currently does not have a written employment agreement.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On July 27, 2016, American Housing Income Trust, Inc. (the “Company”) issued a press release titled “American Housing Income Trust Appoints New Directors.” The purpose of the release is to announce the appointment of Les Gutierrez and James Stevens to the Board of Directors, resulting in an increase to five members of the Board.

On July 28, 2016, the Company issued a press release titled “American Housing Income Trust, Inc. Announces the Acquisition of 10 Homes Valued in Excess of One Million Dollars” The purpose of the press release is to announce that the Company has is set to close on the acquisition of six single-family homes and four multi-family units through its umbrella partnership – AHIT Northern NM Properties, LLP. The aggregate purchase price for all 10 homes is approximately $1.333M, exclusive of closing costs.

ITEM 9.01 FINANCIAL STATEMENTS EXHIBITS

(d) Exhibits

Exhibit	Description
9.1	Board Resolution (First Amendment to LLP Agreement)
10.1	Master UPREIT Formation Agreement dated July 13, 2016
10.2	Contribution Agreement dated July 13, 2016
10.3	Board Director Agreement (Les F. Gutierrez )
10.4	Board Director Agreement (James Stevens)
10.5	Employment Agreement (Jack Combs)
10.6	Press Release dated July 27, 2016
10.7	Press Release dated July 28, 2016
10.8	First Amendment to Limited Liability Partnership Agreement of AHIT Northern NM Properties, LLP
99.1	Financial Statements
99.2	Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By:  /s/ Michael Ogburn

Name:  Michael Ogburn

Title: Chief Executive Officer and President

Dated: April 12, 2017

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